UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2015

FARO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Technology Park, Lake Mary, Florida 32746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (407) 333-9911

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2015, FARO Technologies, Inc. (the “Company”) issued a press release announcing that the Company and Peter G. Abram have mutually agreed that Mr. Abram will resign from his position as the Company’s Senior Vice President and Chief Financial Officer, effective immediately, in connection with a recent family tragedy and other reasons. The mutual decision for Mr. Abram to resign was not related to any disagreement between Mr. Abram and the Company relating to the Company’s operations, policies or practices. Pursuant to a separation and release letter agreement between Mr. Abram and the Company (the “Separation Agreement”), subject to the expiration of a seven-day revocation period, Mr. Abram will receive as severance an aggregate amount of $122,744 under the Company’s 2014 Short-Term Incentive Plan and a lump sum amount of $140,898.32 as consideration for all of his outstanding equity awards under the Company’s 2009 Equity Incentive Plan and 2014 Incentive Plan. In addition, the Company will reimburse the monthly COBRA payments made by Mr. Abram for a period not to exceed six months.

The Company has commenced a comprehensive search for a new Chief Financial Officer to succeed Mr. Abram. Until the Company appoints a new Chief Financial Officer, Janet D’Anjou, the Company’s Vice President and Corporate Controller, will serve as the Company’s interim principal financial officer and interim principal accounting officer. Ms. D’Anjou will not receive any additional compensation for performing these additional duties.

Ms. D’Anjou, age 39, has served as Vice President and Corporate Controller of the Company since May 2014. Prior to joining the Company, Ms. D’Anjou was employed at Tupperware Brands Corporation as Director, Financial Reporting (U.S. and Canada Operating Unit) from 2011 to May 2014 and as Director, External Reporting/Assistant Controller from 2007 to 2011. Previously, Ms. D’Anjou was a technical accounting manager at Itron, Inc. from 2006 to 2007. Ms. D’Anjou began her career at BDO Seidman LLP, where she served from 1997 to 2006 in roles of increasing responsibility. Ms. D’Anjou has over 15 years of financial reporting/controller experience. Ms. D’Anjou holds a B.A. degree in Business Administration and Accounting from Washington State University and is a Certified Public Accountant.

The above description of the Separation Agreement is not complete and is qualified in its entirety by reference to the text of the agreement, which is filed with this report as Exhibit 10.1.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Separation and release letter agreement, dated as of March 20, 2015, between the Company and Peter G. Abram

99.1	Press release dated March 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc.

March 25, 2015	/s/ Jody S. Gale
	By:	Jody S. Gale
	Its:	Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation and release letter agreement, dated as of March 20, 2015, between the Company and Peter G. Abram

99.1	Press release dated March 20, 2015